SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2004

NANOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23541	33-0489621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10398 Pacific Center Court, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 410-4600

Item 5. Other Events.

On March 5, 2004, Nanogen, Inc. (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission relating to its issuance and sale of common stock in the public offering described in Item 9 of this report. The Company is filing the placement agency agreement relating to the offering as Exhibit 1.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1	Placement Agency Agreement dated as of March 4, 2004.

Item 9. Regulation FD Disclosure.

On March 5, 2005, the Company issued a press release announcing that it issued and sold 4,250,000 shares of its common stock pursuant to its effective shelf registration statement. The Company received approximately $31.5 million from the sale, after deducting fees and expenses. Seven Hills Partners LLC acted as the placement agent to the Company for the offering. A copy of the press release dated March 5, 2004 is furnished as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Dated: March 8, 2004	By:	/s/ David Ludvigson
David Ludvigson,
Executive Vice President
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Placement Agency Agreement dated as of March 4, 2004

99.1	Press release dated March 5, 2004